                                                                   EXHIBIT 10.20

                         STRATEGIC PROCUREMENT AGREEMENT

                                     between

                               C-3D Digital, Inc.
                       21601 Devonshire Street, Suite 320
                              Chatsworth, CA 91311
                                       USA

                       -subsequently referred to as C-3D-

                                       and

                            i-O Display Systems, LLC
                                1370 Willow Road
                              Menio Park, CA 94025
                                       USA

                        -subsequently referred to as IOD-

                is the following Supplier Agreement to be agreed:


PREAMBLE

IOD is the leading manufacturer and supplier of head mounted personal displays, stereo 3D products and certain patented product components such as optics, miniature imagers and electronics.

C-3D is a stereoscopic 3D television and internet entertainment business that has skills in 3D entertainment content creation, 2D to 3D content conversion, broadcast and internet presentation.

In order to secure a reliable and continuous supply of 3D stereoscopic viewing systems, C-3D wished to enter into a Strategic Procurement Agreement with IOD.

1  PURPOSE OF AGREEMENT

(1) IOD sells to C-3D, as a result of individual Deliveries On Call, products, whose exact description and specifications are determined in Part 1 of the Product Descriptions and in the Quality Assurance Agreement (Part 1) between IOD and C-3D, its service providers and/or buyers.

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

(2) All procedures and actions in the business relationship between C-3D and IOD, in particular offers, orders and deliveries, are subject to the conditions of this Strategic Procurement Agreement, beginning with the date of signature by both parties.

(3) The parties may adjust or alter Part 1 of the Product Arrangements from time to time, in particular if C-3D's requirements change due to technical progress or the market situation.

(4) IOD assures explicitly, that the delivered Agreement Products correspond exactly to the agreed specifications in Part 1 of the Product Arrangements and the Quality Assurance Agreement.

(5) This agreement substantiates no commitment from C-3D to accept or pay for individual deliveries or Agreement Products. A commitment for C-3D to take delivery of Agreement Products exists only for binding orders confirmed by IOD according to Section 2, paragraph 2. A forecast made by C-3D ("Forecast") is in any case not binding.

(6) IOD will include various reference dates on all documents as required by C-3D, in particular on confirmations of order, delivery notes and invoices.

2  DELIVERY CONDITIONS, AGREEMENT CONCLUSION

(1) The respective terms of delivery, prices, payment policies and other delivery arrangements are, as with the responsibility for liability, defined in Part 2 of the Product Arrangements.

(2) A Agreement conclusion with respect to any individual Delivery On Call is effected by C-3D giving an order and written confirmation of the order by IOD within the space of four (4) workdays.

3  TURN-KEY

Turnkey Agreements are defined as Agreements where IOD buys and inventories the required materials and manufacturers the final product for C-3D. For turnkey Agreements, Agreement Products shall comply with the specifications attached and incorporated into this Agreement by this reference.

4  DELIVERY DATES, DEFAULT OF DELIVERY

(1) IOD will undertake to deliver any individual Delivery On Call at the therein named date and to the therein named place. The bringing forward of delivery dates within the framework of the availability of Agreement Products in buffer stock according to Section 7 is possible at all times. Further details about the delivery dates are contained in Part 3 of the Product Arrangement.

(2) IOD is obliged to instruct C-3D promptly in writing about any possible delivery problems. Any existing claims by C-3D due to default in delivery remain exempt.

(3) In the case of necessary adjustments of the quantities ordered and appointed times, so is the agreed Flex model according to Part 3 of the Product Arrangements valid.

(4) IOD is not liable for delivery delays caused by civil disturbance due to events which make delivery impossible for IOD, in particular fire, floods or other natural phenomena, national prohibitions or other official measures, walkouts or lockouts, or other Acts of God.

5  AGREEMENTUAL PENALTY

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None

6  PASSING OF TITLE

On pick-up of the Agreement Products from the place named in the individual Delivery On Call or, in case no place is named, from the IOD in Menlo Park, California, so transfers the title of the Agreement Products unconditionally and exclusively to C-3D.

7  BUFFER STOCK

(1) IOD is obliged to maintain a minimum stock level of Agreement Products for special requirements C-3D may have, in particular rapid demand and replacement deliveries in case of warranty. This stock-level is determined by the quantities named in the Forecast for the duration of (2) weeks and will be exchanged for new Agreement Products by IOD on a rotation system as agreed by IOD and C-3D in writing. Provided however that C-3D shall committed to purchase the buffer stock of all Product at the end of the product life or upon cancellation of this Agreement by C-3D by means other than Section 31 Extraordinary Termination.

(2) the reduction of this buffer stock occurs in accordance with the first-in first-out method. In addition, the Flex model according to Part 3 of the Product Arrangements applies.

(3) IOD is obliged to promptly completely replenish the buffer stock whenever it is accessed.

8  PARTICULAR REQUIREMENTS, TECHNICAL CHANGES

(1) Should the Agreement Products be subject to any particular requirements, especially with respect to storage, transport, operation and handling (e.g. ESD safety measures), so must these be fulfilled by IOD and C-3D is to be informed punctually in writing by IOD before the respective delivery.

(2) IOD gives C-3D its assurance to inform C-3D promptly about all technical or other problems concerning the Agreement Products, in particular about problems due to function errors, also then if C-3D is not directly affected.

9  QUALITY CONTROL, RECEIVING INSPECTION

(1) IOD is responsible for the implementation of all necessary quality controls. C-3D shall only be required to complete an inspection of products to ensure packaging is in tact and the product functions, on a timely basis and report any quality issues to IOD promptly.

(2) IOD is under obligation only to deliver Agreement Products which have been examined and determined to be fully functional, either by itself or any prior suppliers.

10  WARRANTY

(1) IOD gives a warranty on all Agreement Products for drawing exactness and for defects, which occur as a result of material deficiencies and/or defective production or processing. A warranty case also comes


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into effect in the case of deviations from the specification laid down in
Part 1 of the Product Arrangements and/or the Quality Assurance Agreement according to Part 1.

(2) The period of warranty for the Agreement Products is stated in Part 2 of the Product Arrangements. C-3D will reprimand defects in writing.

(3) In the case of warranty C-3D is entitled to demand, at C-3D's discretion, either substitute delivery of faultless Agreement Products or improvement or to return the faulty Agreement products in return for a credit note to the original purchase price.

(4) WARRANTY AND DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTY CONTAINED IN THE ORDER TERMS, IOD MAKES NO REPRESENTATION OF WARRANTY, EXPRESS OR IMPLIED (INCLUDING IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) CONCERNING ANY PRODUCT. ALL OTHER GUARANTEES, WARRANTIES, CONDITIONS AND REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER ARISING UNDER ANY STATUTE, LAW, COMMERCIAL USAGE OR OTHERWISE, ARE HEREBY EXCLUDED.

SELLER MAKES NO WARRANTY THAT THE GOODS WILL NOT INFRINGE ANY CLAIMS OF ANY UNITED STATES OR FOREIGN PATENTS OR COPYRIGHTS. SELLER WILL NOT INDEMNIFY BUYER OR ITS CUSTOMERS FOR ANY CLAIMS BROUGHT AGAINST BUYER OR ITS CUSTOMERS FOR INFRINGEMENT OF ANY SUCH PATENTS OR COPYRIGHTS.

(5) C-3D ACKNOWLEDGES AND AGREES THAT IOD'S SOLE RESPONSIBILITY IN THE CASE OF BREACH OF THE FOREGOING WARRANTY SHALL BE FOR IOD, AT IOD'S ELECTION, TO REPAIR OR PROVIDE A REPLACEMENT FOR THE PRODUCT OR THE PORTION OF THE PRODUCT WITH RESPECT TO WHICH SUCH WARRANTY IS BREACHED OR TO RETURN ALL PAYMENTS MADE WITH RESPECT TO SUCH PRODUCT OR PORTION THEREOF. IN NO EVENT , INCLUDING BREACH OR NON-FULFILLMENT OF THE FOREGOING LIMITED REMEDY, SHALL IOD BE LIABLE FOR LOSS OF PROFITS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OR ANY KIND.

11  PRINCIPLE OR SERIAL DEFECTS

(1) A principle or serial defect is present, if more than 3% of the Agreement Products have defects with the same origin, or have the same deviations from the arranged specifications.

(2) IOD is under obligation to supply C-3D with a detailed analysis of the causes of the principle or serial defects within one week after receipt of samples.

12  QUALITY OF THE FIRST SERIES

Does not apply.

13  TYPE SUPPORT/REPAIR/SPARE PARTS

IOD supports C-3D in the removal of defects which are no longer covered by the warranty period; in particular IOD is under obligation, after the warranty period has expired, and on C-3D's request, to repair


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defective Agreement Products, or if necessary to deliver replacement components or replacement products. All costs associated this section 13 shall be borne by C-3D. This commitment ends two (2) years after the last delivery of Agreement Products, if at all technically possible.

14  CONSISTENT PRODUCTION PROCEDURE

IOD maintains during the Agreement duration a consistent production procedure with consistent materials. An intended change in production procedure or materials, for whatever reason, must be relayed to C-3D punctually before the intended commencement of the changed production. The change is only permitted if C-3D has given its written consent.

15  QUALITY ASSURANCE

IOD is under obligation to follow exactly the DPPM recommendations according to the Quality Requirements aims outlined in Part 1 of the Product Arrangements.

16  DOCUMENTATION, NECESSARY DOCUMENTS

IOD supplies C-3D with existing documents and other necessary documents concerning the Agreement Products, in English, to a sufficient extent and free of charge.

17  WORK PRODUCT OWNERSHIP

Any copyrightable works, ideas, discoveries, inventions, patents, products, or other information related to products or process (collectively, the "Work Product") developed in part or in whole by IOD in connection with the Services or Agreement Products shall be in the exclusive property of IOD.

18  PACKAGING, WASTE DISPOSAL

(1) IOD is under obligation to deliver the Agreement Products exclusively in environmentally-friendly and recyclable packaging, to take back these as well as defective Agreement Products on C-3D's request, and to dispose of them according to the relevant regulations in force.

19  LIABILITY

C-3D is not liable to IOD for indirect and/or consequential damages, immaterial of any legal basis, in particular not for lost profits and lost interest, unless a case of premeditation or gross negligence applies.

IOD is not liable to C-3D for indirect and/or consequential damages, immaterial of any legal basis, in particular not for lost profits and lost interest, unless a case of premeditation or gross negligence applies.

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20  INSURANCE

(1) C-3D is under obligation to carry out all insurance at its own expense, in particular third-party insurance, which covers all damages which C-3D may incur as the result of distribution of Agreement Products, in particular as a result of callback liabilities, liability in tort and product liability as well as expanded product liability for financial loss due to possible defects of Agreement Products.

(2) C-3D is under obligation to maintain this insurance during the whole Agreement period.

(3) C-3D furnishes IOD with a record of the signing of the corresponding insurance promptly upon availability of the respective insurance policy and will promptly instruct IOD if changes arise, with respect to the insurance, which results in the insurance cover no longer being sufficient. On demand IOD can, at all times, inspect the relevant documents.

21  YEAR 2000-COMPATIBILITY

(1) IOD assures that its products are "Year 2000-compatible", that is to say, no conflicts and problems with the Agreement Products will occur either due to changing from the year 1999 to the year 2000 and afterwards, or to recognizing the year 2000 as a leap year.

(2) The parties agree that non-compliance with this demand represents a warranty case according to a Section 10.

22  PRICE ADJUSTMENTS, MOST FAVORED NATION

(1) IOD assures that prices and conditions offered to C-3D for the Agreement Products are at least as favorable as the best prices and conditions granted by IOD to another buyer for the same or comparable products at like volumes. Should any other buyer of IOD be granted more favorable conditions or more favorable prices for the same or comparable products than C-3D, so is IOD under obligation to grant C-3D unsolicited such conditions and prices, backdated to the time at which the other buyer was first granted the more favorable prices or conditions. The appropriate credit notes are to be issued at the end of each quarter. Should C-3D not be in the position to set off these credit notes against current payments, IOD will refund C-3D the credit note sum within fourteen days of the date of the credit note.

23  TRANSFERS AND ASSIGNMENTS

IOD is not entitled to transfer rights and/or duties out of this Agreement to a third party without the previous written consent of C-3D.

24  QUALITY ASSURANCE/NON-DISCLOSURE AGREEMENT

The parties are under obligation, if not already taken place, to complete a Non-disclosure Agreement, which are, or will be, integral parts of this Agreement in the form of Exhibit 1.

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25  COUNTERBALANCING

C-3D is not permitted to any rights of retention or other recoupments as well as assertion of any loan rights against IOD.

26  PAYMENTS

C-3D promises to IOD the prompt and full repayment of all sums now or hereinafter due IOD from C-3D. Further, C-3D agrees to remain fully bound on this obligation notwithstanding any extension, forbearance, waiver, release, or discharge of the debt or substitution waiver or release of any collateral or security for the debt.

If any invoice is not paid when due, interest will be added to any payable on all overdue amounts at eighteen (18%) percent per annum, or the maximum percentage allowed under applicable laws, whichever is less. The accrual of payment of interest does not authorize C-3D to defer payment of any indebtedness beyond the credit terms stated herein. If C-3D should fail to make any payments, the IOD at its option may treat C-3D's failure to pay as a material breach of this Agreement, and may terminate this Agreement and/or seek legal or equitable remedies.

The holder of legal title to property which IOD provides Services for is hereby notified that IOD holds a lien on said property for such Services and may retain possession of the same until the charges are paid. In the event the charges are not paid, the lienholder has the right to sell as much of the personal property as necessary to satisfy the lien, costs of sale, storage and interest.

Payment terms are 33% prepay at time of order, 33% COD, and 33% net 30 days from the date of the invoice. IOD reserves the right to change all terms to prepay if C-3D is delinquent on any payment.

27  TAXES

C-3D agrees to pay all USA taxes and duties including federal, state, and municipal, that arise as a result of the sale of the Services and/or Goods described herein, excluding IOD's income taxes.

28  IOD'S TERMS OF SALE AND DELIVERY

IOD's Terms of Sale and Delivery of do not apply to this Strategic Procurement Agreement and all related individual Deliveries On Call. This also applies if IOD refers to its Terms during the course of correspondence resulting out of this Strategic Procurement Agreement.

29  USE OF IOD'S NAME AND LOGO, LICENSES

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(1)  C-3D may not use IOD's name, trademarks and/or logo in its advertisements or marketing efforts without the prior written approval of IOD.

(2) Except as expressly set forth herein, no license is granted to Customer under any intellectual property rights of IOD, including, but not limited to, patents, trademarks, copyrights, or trade secret rights, either expressly, by implication, estoppel or otherwise. The relationship of the parties under this Agreement is that of the independent Agreementors, and neither party is an employee, agent, partner or joint venturer of the other.

30  COMPETITION

(1) IOD and C-3D, as well as any connected companies, are not in direct competition at the point of time when the Agreement is signed, i.e. the product portfolios of IOD or C-3D do not contain any similar or identical products.

(2) Should C-3D plan to enter into direct competition with IOD with its products in contradiction to the previous business relationship, especially by taking over another company or in the case of being taken over itself by another company, or if this is to be foreseen, so must C-3D inform IOD of these plans punctually.

(3) Should this regulation be violated, so has IOD the right to extraordinary termination as laid down in Section 31.

31  TERM

(1) This Strategic Procurement Agreement is valid for an indefinite period of time. It begins upon joint ratification and ends when it is terminated by one of the Agreement parties in written form with a limit of notice of three
(3) months to the end of the half-year.

(2) On termination of this Strategic Procurement Agreement by IOD, C-3D will decide whether to take delivery of Agreement Products already ordered by Delivery On Call. Should this not be the case. C-3D is under no commitment to pay for the outstanding Deliveries On Call or to bear any other costs.

(3) On termination of this Agreement by C-3D, the commitment to deliver and to accept Agreement Products already ordered on Delivery On Call is not affected.

32  EXTRAORDINARY TERMINATION

(1) C-3D can effect an extraordinary termination of this Strategic Procurement Agreement for an important reason, as well as for the particular reasons explicitly named in this Agreement. An important reason would be in particular a breach of Agreement duties by IOD, its insolvency, the opening of bankruptcy proceedings, as well as a change in the company or partner structure of IOD.

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(2)  In the case of an extraordinary termination C-3D decides whether it still accepts Agreement Products ordered by individual Deliveries On Call. Should this not be the case C-3D is not committed to pay for remaining Deliveries On Call or to bear any other costs.

(3) IOD can effect an extraordinary termination of this Strategic Procurement Agreement for an important reason, as well as for the particular reasons explicitly named in this Agreement. An important reason would be in particular a breach of Agreement duties by C-3D, late or delayed payments, its insolvency, the opening of bankruptcy proceedings, as well as a change in the company or partner structure of C-3D.

(4) In the case of an extraordinary termination IOD decides whether it still delivers Agreement Products ordered by individual Deliveries On Call. Should this not be the case IOD is not committed to ship remaining Deliveries On Call or to bear any other costs.

(5) An extraordinary termination by IOD or C-3D takes place in writing and without notice.

33  FURTHER VALIDATION OF REGULATIONS

The provisions of this Agreement remain correspondingly further valid after its termination as far as necessary and legal.

34  WRITTEN REQUIREMENTS

This Agreement, its Exhibits and Parts of the Product Arrangements represent the entire Agreement between the parties and supersedes all former discussions, Arrangements and Agreements between them. Amendments and alterations to this Agreement including this clause must be in writing. No party can refer to an actual practice deviating from this Agreement so long as the discrepancy is not recorded in writing and both signed by duly authorized officers.

35  SEVERABILITY

If any term of this agreement is or becomes invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceabilty shall not affect the remaining terms of this agreement. Such provision shall be enforced to the fullest extent permitted by applicable law or there shall be substituted for any such invalid, illegal or unenforceable provision on a suitable provision which, as far as is legally possible, comes nearest to that which the parties intended when concluding this agreement. The same applies in the case of a regulation loophole.

36  WAIVER

The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

37  GENDER/TENSE

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Whenever required by the content hereof, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular, and the masculine, feminine and neutral genders shall be deemed to include the others.

38  INDIVIDUAL/PARTNERSHIP AUTHORITY

Any individual signing this Agreement on behalf of another individual, corporation, or partnership represents and warrants that he or she has full authority to do so.

39  INDEPENDENT ADVICE OF COUNSEL

The parties hereto, and each of them, represent and declare that in executing this Agreement, they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently-selected counsel. Further, the parties hereto, and each of them, represent that they have had sufficient opportunity to consult with independent counsel about the terms and conditions of this Agreement prior to executing this Agreement.

40  VOLUNTARY AGREEMENT

The parties hereto, and each of them, further represent and declare that they carefully read this Agreement and know the contents thereof and that they signed the same freely and voluntarily.

41  APPLICABLE LAW, PLACE OF EXECUTION AND PLACE OF JURISDICTION

(1) Exclusively the laws of the State of California, without reference to its conflict of laws principles, apply to this Agreement.

(2) The place of execution for delivery is the one named by C-3D in each Delivery On Call. Should no place of reception be named, so is the place of execution, just as for all payments, the Head Office of IOD in Menlo Park.

(3)  The place of jurisdiction is Menlo Park, California.

42  DISPUTE RESOLUTION

In the event any dispute or controversy arising out of or relating to this Agreement, the parties agree to exercise their best efforts to resolve the dispute as soon as possible. The parties shall, without delay, continue to perform their respective obligations under this Agreement which are not affected by the dispute. To invoke the dispute resolution process set forth in this paragraph, the invoking party shall give to the other party written notice of its decision to do so, including a description of the issues subject to the dispute and a proposed resolution thereof. Designated representatives of both parties shall attempt to resolve the dispute within five (5) working days after such notice. If those designated representatives cannot resolve the dispute, the parties shall meet at a mutually agreeable location and describe the dispute and their respective proposals for resolution to the President of Buyer and President of Seller, who shall act in good

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faith to resolve the dispute. If the dispute is not resolved within thirty
(30) calendar days after such meeting, the dispute shall be submitted to binding arbitration in accordance with the Arbitration provision of this Agreement.

43  ARBITRATION

Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, either party may seek provision process in good faith. The parties shall endeavor to select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement within ten (10) days of notice of commencement of arbitration. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the arbitrators in turn shall select a third person who shall serve as sole arbitrator. The arbitration shall take place in San Mateo County, California, or at a location mutually agreed upon by the parties.

All documents, materials, and information in the possession of each party that are in any way relevant to the claim(s) or dispute(s) shall be made available to the other party for review and copying no later than thirty (30) days after the notice of arbitration is served. Any document not timely produced shall be excluded from evidence at the arbitration excepting only for the purposes of impeachment.

Subject to the provisions in paragraph 19, the arbitrator shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement or to award punitive damages. The arbitrator shall have the power to issue mandatory orders and restraining orders in connection with the arbitration. The award rendered by the arbitrator shall be final and binding on the parties, and judgment may be entered thereon in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law.

44  EXHIBITS

Exhibit 1:  Non-disclosure Agreement

All exhibits are fundamental constituents of this Agreement. The Exhibits may be amended or altered. Further Exhibits will also be deemed to be constituent parts of this Agreement upon ratification by both parties. In the case of contradictions between this Agreement and an Exhibit, the provisions of the Agreement shall prevail, as long as these have not been expressly altered in the relevant Exhibit.

45  PRODUCT ARRANGEMENTS

Part 1:  Agreement Products, specifications

Part 2:  Delivery conditions, prices, payment procedures, liability

Part 3:  Delivery dates, Flex model

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

All parts of Product Arrangements will be ratified by both parties for each Agreement Product as part of this Agreement. The Product Arrangements may be extended or altered as required. In cases of contradiction between this Agreement and a Part of Product Agreement, the terms of the Agreement take precedence, as long as these have not been expressly altered in the relevant Product Agreement.

Agreed:

i-O Display Systems, LLC                    C-3D Digital, Inc.

(being duly authorized                      (being duly authorized
on behalf of the                            on behalf of the
party to execute this                       party to execute this
Agreement)                                  Agreement)


       9/17/99                                      9/17/99
----------------------------------          -----------------------------------
(Place and Date)                            (Place and Date)


 /s/ Jeff Fergason                          /s/ J. Michael Heil
----------------------------------          -----------------------------------
Signature:                                  Signature:
Name: Jeff Fergason                         Name:  J. Michael Heil
Position: President                         Position: C.E.O.



----------------------------------          -----------------------------------
Signature:                                  Signature:
Name:                                       Name:
Position:                                   Position:


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

           PART 1 OF THE PRODUCT ARRANGEMENTS - PRODUCT SPECIFICATIONS

                 STRATEGIC PROCUREMENT AGREEMENT DATED 09-01-99
                        BETWEEN I-O DISPLAY SYSTEMS, LLC
                             AND C-3D DIGITAL, INC.

                         (SUPERSEDES ALL FORMER PART 1S
                           OF THE PRODUCT ARRANGEMENTS
                                 RELATED TO THE
                            BELOW MENTIONED PRODUCT).


1.  PRODUCT SPECIFICATION

-    IOD Part No.:         TBA

-    Supplier Part No.:    TBA

- Part Description: i-3d Wireless Shutter Glasses TV Viewing System (includes 2 pairs of wireless eyewear, TV transmitter, 4 ft' RCA male to male video cable, i-3d consumer package).

Both parties agree to the attached and product specification and QA plan number _________________. Future changes have to be made in written form and shall be deemed as agreed if it is signed by both parties.

Agreed:

i-O Display Systems, LLC                     C-3D Digital, Inc.

(being duly authorized                       (being duly authorized
on behalf of the                             on behalf of the
party to execute this                        party to execute this
Agreement)                                   Agreement)


       9/17/99                                      9/17/99
----------------------------------           -----------------------------------
(Place and Date)                             (Place and Date)


 /s/ Jeff Fergason                            /s/ J. Michael Heil
----------------------------------           -----------------------------------
Signature:                                   Signature:
Name: Jeff Fergason                          Name:  J. Michael Heil
Position: President                          Position: C.E.O.





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

                 PART 2 OF THE PRODUCT ARRANGEMENTS - PURCHASING

                 STRATEGIC PROCUREMENT AGREEMENT DATED 09-01-99
                        BETWEEN I-O DISPLAY SYSTEMS, LLC
                             AND C-3D DIGITAL, INC.

                         (SUPERSEDES ALL FORMER PART 2S
                           OF THE PRODUCT ARRANGEMENTS
                                 RELATED TO THE
                            BELOW MENTIONED PRODUCT).


1.   PRICE SCHEDULE

The following price includes two i-3d wireless eyewear, one standard i-3d IR transmitter and consumer package, FOB Menlo Park.

   Monthly         System
  Quantity          Price           Eyewear          Trans          Package
--------------------------------------------------------------------------------
     1K            $102.00           $70.00          $30.00           $2.00
     5K            $ 88.00           $64.00          $22.00           $2.00
     10K           $ 82.00           $62.00          $19.00           $1.00
    100K           $ 65.00           $48.00          $16.00           $1.00

-     C3D shall provide packaging sleeve artwork to IOD.

The first 1,500 systems shall include the H3D TV transmitter. After the first 1500 systems, the i-3d transmitter will be substituted for the H3D transmitter.

To support C-3D's start-up while larger volume customers are in development, IOD shall forward price all deliveries to assume a 10K per month volume during the first six months of the Agreement. After six months, IOD and C3D shall meet to review pricing based on actual demand.

2.   TERMS OF DELIVERY

The terms of delivery are FOB Menlo Park.

The actual leadtime for the product is 4 weeks.

C-3D shall manage transportation of all Product.

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

Agreed:

i-O Display Systems, LLC
                                         ------------------------------------
(being duly authorized                   (being duly authorized
on behalf of the                         on behalf of the
party to execute this                    party to execute this
Agreement)                               Agreement)



----------------------------------       -----------------------------------
(Place and Date)                         (Place and Date)



----------------------------------       -----------------------------------
Signature:                               Signature:
Name:                                    Name:
Position:                                Position:



----------------------------------       -----------------------------------
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         PART 3 OF THE PRODUCT ARRANGEMENTS - DELIVERY DATES, FLEX MODEL

                 STRATEGIC PROCUREMENT AGREEMENT DATED 09-01-99
                        BETWEEN I-O DISPLAY SYSTEMS, LLC
                             AND C-3D DIGITAL, INC.

                         (SUPERSEDES ALL FORMER PART 3S
                           OF THE PRODUCT ARRANGEMENTS
                                 RELATED TO THE
                            BELOW MENTIONED PRODUCT).


1.   PURCHASING ORDERS

C-3D will purchase products only by issuing purchase orders to IOD signed by C-3D's President or Vice President. The Purchase orders shall be blanket purchase orders and shall be subject to cancellation in whole or in part consistent with the scheduling provisions below. IOD will send written confirmation of orders within 4 working days with all C-3D references (see item 4). If IOD fails to return the acknowledgment either electronically or by return fax, IOD will be deemed to have accepted any order which conforms with the terms of this agreement. No additional or different provisions proposed by C-3D shall apply unless expressly agreed to in writing by IOD.
IOD hereby gives notice of its objection to any additional or different terms.

The first purchase order for a minimum of the first 1,500 systems.

2.   ORDER - AND FORECAST SHEET

C-3D will provide at the beginning of every week a twelve (12) week rolling forecast sheet to the supplier in a form consistent to the attached. IOD shall complete the columns numbered (6) "Finished Goods Inventory" and (7) "Expected Run Rate". The supplier shall return the completed form sheet latest by Tuesday after receipt.

3.   DELIVERIES

Forecast Delivery Dates and actual Shipment Release Dates shall be communicated to IOD via a weekly Hub Spreadsheet. IOD is authorized to make shipments only on dates highlighted in green for the week. The ship dates on the Hub Spreadsheet are always considered as pick-up dates of the products in Menlo Park at the IOD factory.

IOD shall submit "Delivery Advice Notes" to C-3D immediately (same day) after hand over of the products to the forwarder.

4.   PAPERWORK

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C-3D shall include following reference data on all documents:

-    Purchase Order No.

-    IOD Part Number

-    Quantity

-    Price

-    Pick-up-date

Besides those items, on each Delivery Advice Note has to be written:

-    Forwarder

-    Tracking No.

5.   FLEXIBILITY AGREEMENT

Changes to delivery dates and quantities may only be made by C-3D's authorized purchasing representatives. C-3D may, without cost or liability, issue change requests for product quantities and schedule dates in accordance with below mentioned models. Written confirmation shall be sent by IOD to C-3D within two (2) work days after receipt of change request.

Each Monday, C-3D shall provide IOD with a Hub Spreadsheet for each product and ship-to location. The hub spreadsheet shall include:

     12. A product consumption forecast. This is a forecast only and not a purchase commitment. Purchase commitments are only made by C-3D in the form of a Purchase Order signed by C-3D's President or Vice President.

     13. A "Minimum End of Life Quantity". This number represents C-3D absolute maximum commitment to accept future product or components from future product. (The Minimum End of Life quantity should always be a number that is less than the actual open purchase order quantity. If the actual open purchase order quantity is less than the "Minimum End of Life Quantity" on the hub spreadsheet, C-3D's actual commitment will be the lesser of the two.)

     14. Max. IOD Finished Goods Inventory: This number represents the target finished goods inventory and the absolute maximum finished goods inventory IOD should have in stock ready for shipment. IOD should continue to build finished goods inventory until the "Max. IOD finished Goods Inventory" number is reached.

          NOTE: C-3D SHALL BE OBLIGATED TO PURCHASE ANY RAW MATERIALS IOD HAS ON HAND AT DIRECT IOD COST UP TO THE TOTAL MATERIALS ALREADY PURCHASED BY IOD DEDICATED ONLY TO THE ASSEMBLY OF THE "MINIMUM END OF LIFE" QUANTITY LESS "MAX. IOD FINISHED GOODS INVENTORY" QUANTITY.

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

Agreed:

i-O Display Systems, LLC
                                        -----------------------------------
(being duly authorized                  (being duly authorized
on behalf of the                        on behalf of the
party to execute this                   party to execute this
Agreement)                              Agreement)



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(Place and Date)                        (Place and Date)



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Name:                                   Name:
Position:                               Position:



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